Exhibit 10.13

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“Agreement”) is executed on this 17th day of March, 2025 (“Execution Date”), by and amongst:

Diginex Limited, a NASDAQ listed company registered under the laws of the Cayman Islands (Registration No. 406606), with its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (hereinafter referred to as “Diginex”); and

Nomas Global Investments - L.L.C - S.P.C, a Limited Liability Company - Sole Proprietorship Company incorporated under the laws of the Government of Abu Dhabi                                                                                                                                                             (hereinafter referred to as “Nomas”).

Diginex and Nomas are hereinafter individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS:

A.	DIGINEX is a NASDAQ-listed entity specializing in ESG and sustainable financing compliance and reporting, utilizing gold-standard industry partnerships, blockchain, and AI technology.

B.	NOMAS, is solely owned by His Highness Shaikh Mohammed Bin Sultan Bin Hamdan Al Nahyan, a distinguished member of the Abu Dhabi Royal Family, possesses the expertise, resources to facilitate strategic business initiatives.

C.	Diginex seeks to expand strategically through a dual listing on the Abu Dhabi Securities Exchange (“ADX”), with a targeted capital raise minimum predominantly in the UAE and GCC of USD 200 million and up to USD 250 million from large institutional long-term investors to support its growth and financing objectives.

D.	Diginex aims to enhance its market presence and shareholder value by leveraging access to a new regional investor base and opportunities in the UAE, broader GCC region and global growth goals.

E.	Nomas has a proven track record in facilitating high-value business initiatives and will be a key regional partner for Diginex in the UAE and GCC, including to support with the ADX listing.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration, the parties hereby agree as follows:

1. PURPOSE AND SCOPE

This Memorandum of Understanding outlines the collaboration framework between Diginex and Nomas to facilitate Diginex with its strategic expansion in the UAE and the broader GCC region which includes assisting with the process to list on the Abu Dhabi Securities Exchange (ADX).

These objectives and terms are defined in Schedule 1: Scope of Strategic Partnership.

2. TERMS OF COLLABORATION

The outline of the financial structure is covered in Schedule 2: Terms. This covers terms related to:

1.	Sponsorship and Collaboration Arrangements;

2.	Capital raising in the UAE and GCC; and

3.	Strategic growth initiatives and partnership.

3. THIRD-PARTY COSTS

All third-party costs incurred by Diginex including auditor fees, legal expenses, exchange fees, and compliance costs, will be paid at actuals directly by Diginex to the respective service providers.

4. EXECUTION OF TRANSACTIONAL DOCUMENTS

The Parties seek to negotiate in good faith and execute detailed transactional documents in due course to formalize the arrangements outlined in this Agreement. Such documents shall reflect the terms set forth herein and any additional terms mutually agreed upon by the Parties.

5. PUBLIC DISCLOSURE

Diginex and Nomas shall seek approval in writing from each other before issuing any public disclosures or a press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statements without the prior consent of the other parties, which shall not be unreasonably withheld.

6. CONFIDENTIALITY

6.1	Without the written consent of the other party, neither party shall disclose to the third party any business secret or related information known during the performance of the Agreement, nor shall it disclose the contents of this Agreement and related materials to any third party, except for those that are required to be disclosed by laws and regulations.

6.2	The confidentiality clause is an independent clause, and this clause is valid regardless of whether this Agreement is signed, changed, cancelled or terminated.

7. GOVERNING LAW AND JURISDICTION

This Agreement is governed by the laws of the United Arab Emirates. Disputes shall be resolved under the exclusive jurisdiction of the Abu Dhabi Courts.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BY DIGINEX LTD

Through its authorized signatory

/s/ Miles Pelham
Name:	Miles Pelham
Designation:	Chairman

Corporate Seal

BY NOMAS GLOBAL INVESTMENTS - L.L.C - S.P.C

/s/ His Highness Shaikh Mohammed Bin Sultan Bin Hamdan Al Nahyan
Name:	HIS HIGHNESS SHAIKH MOHAMMED BIN SULTAN BIN HAMDAN AL-NAHYAN
Designation:	UBO - Authorized Signatory

Corporate Seal

SCHEDULE 1: SCOPE OF STRATEGIC PARTNERSHIP

1.	Strategic Partnership and Institutional Engagement

1.1.	Nomas will seek to support Diginex to establish key relationships with regional and global financial institutions, banks, and strategic partners aligned with their business objectives. The objective is to collaborate to make the company a leader in the ESG sustainable financing compliance and reporting, utilizing gold-standard industry partnerships, blockchain, and AI technology within the UAE and GCC region. To achieve this, Nomas will:

-	Make key strategic introductions to various partners, service providers and authorities;

-	Provide brand recognition for Diginex in the region through association and joint PR;

-	Assist with Business to Government (“B2G”) relationship building.

1.2.	Diginex will lead on the execution of commercial strategy that is jointly agreed above.

1.3.	All PR efforts must be mutually agreed.

2.	ADX Listing and Capital Raising

It is agreed that additional funding will be required for Diginex to accelerate growth, and Nomas will seek to support these efforts. This will include:

2.1	Introductions to key authorities and regionally required service providers (Corporate Service Providers, Legal Advisors, Auditors and other regulatory advisors as needed) in the UAE and GCC, related to the ADX Listing.

2.2	Knowledge sharing of regional rules and best practices.

2.3	Introduction to key regional capital providers and jointly work with the management team and advisors to raise up to USD 250 million from large institutional long-term investors predominantly in the UAE and GCC, to support the regional and global growth opportunities.

2.4	Capital raising will be executed in two tranches:

2.4.1	Initial tranche of up to USD 100 million (“Initial Investment”)

2.4.2	Additional tranche of up to USD 150 million (“Listing Investment”)

2.5	Aligned with the regional focus, any investment raised in partnership with Nomas up to USD 250 million and deployed in the Nasdaq listed entity as a private placement will be converted into the ADX listed line of stock upon the successful ADX listing of Diginex.

2.6	Facilitate collaboration with UAE market participants and bodies to ensure broad local investor engagement to help increase liquidity and flow in the ADX listing.

2.7	Jointly participate in PR events, including official announcements relating to ADX dual listing, investment placement, and regional expansion initiatives.

3.	Timeline and Key Deliverables

3.1	Second week / Mid of March: Execution of this MOU and formal engagement of the Sponsor followed by an official announcement in the second week or mid of March.

3.2	Q1-Q2 2025: Participation in initial roadshows, investor introductions, authorities and regulators related to ADX listing and marketing to secure formal written commitments for the target fund raise.

3.3	Q2–Q3 2025: Initial Investment drawdown and Completion of the ADX dual listing process, including regulatory approvals and compliance formalities.

3.4	Q3–Q4 2025: Additional Investment drawdown and Execution of acquisition transactions linked to the listing, subject to regulatory clearances and corporate approvals.

SCHEDULE 2: TERMS

The terms of this agreement are divided into “Sponsorship Fees” and “Success Fees” as set out below. These are based on delivery of “Milestones” which are defined below.

1.	MILESTONES:

1.1	MILESTONE 1: Signing of this Memorandum of Understanding (MoU) for release of “Initial Payment”.

1.2	MILESTONE 2: Completion and Drawdown of Initial Investment (USD 100 million) with regional investors in the UAE and GCC introduced by Nomas.

1.3	MILESTONE 3: Completion and Drawdown of Listing Investment (USD 150 million) with regional investors in the UAE and GCC organized by Nomas.

1.4	MILESTONE 4: Successful completion of the ADX listing and any associated capital raise.

2.	SPONSORSHIP FEES

The Total Sponsorship Fees amount is USD 800,000. The payment structure is as follows:

MILESTONES	USD PAYMENT AMOUNT
Milestone 1 – Initial Payment	400,000
Milestone 2 – USD 100mn Raised	133,333
Milestone 3 – USD 150mn Raised	133,333
Milestone 4 – ADX Listing	133,333

2.1	DISBURSEMENT OF SPONSORSHIP FEES:

The disbursements of funds will be as follows:

2.1.1	The total amount of Sponsorship Fees of the payment will be held in and paid through an escrow arrangement upon the formal execution of the Agreement between the Parties.

2.1.2	The escrowed funds will be released based on the successful completion of each Milestone.

2.1.3	The funds will be disbursed into the designated accounts upon successful completion of the defined Milestones.

2.1.4	The invoices provided will detail the services provided and other associated costs.

2.1.5	The exact disbursement procedure and timing will be subject to verification and confirmation by the appointed third-party Escrow Agent.

2.1.6	In the event, that a Milestone is not achieved within a predefined timeframe or is not met to the satisfaction of the Parties, the funds may be held or refunded according to the agreed terms.

3.	SUCCESS FEES

3.1	The objective is to raise a minimum of USD 200 million, with a target of up to USD 250 million from investors in the UAE and GCC for strategic acquisitions and expansion. Related to this raise, the Parties agree on the following structure for capital raising efforts and the associated Success Fee for USD 250 million (to be adjusted proportionally for higher or lower amounts raised):

MILESTONES	USD PAYMENT AMOUNT
Milestone 2 – USD 100mn Raised	2.33 million
Milestone 3 – USD 150mn Raised	2.33 million
Milestone 4 – ADX Listing	2.33 million

3.2	Funds from Milestones 2 and 3 can be deployed in Nasdaq listed entity as a private placement or ADX dual listing of Diginex with the understanding that it will be converted into the ADX listed line of stock upon the ADX listing.

3.3	For Success Fees Milestones 2 and 3, Fees will be payable within 5 business days of receipt of investment funds in Diginex’s bank account.

3.4	Fees may be structured under different components as mutually agreed, subject to legal, regulatory, and compliance guidelines defined by Nasdaq and ADX (if applicable).

3.5	Any equity purchases made by Nomas and its affiliates shall be structured to ensure regulatory compliance.

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